Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-116495, No. 333-116495-01, No. 333-115352, No. 333-115352-01, No. 333-115352-02 and No. 333-83835) and on Form S-8 (No. 333-72601, No. 333-72599, No. 333-09365 and No. 333-09375) of FPIC Insurance Group, Inc. of our report dated March 15, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Jacksonville, Florida
March 15, 2005